Exhibit 16.1




                              Baum & Company, P.A.
                        1515 University Drive - Suite 209
                          Coral Springs, Florida 33071





January 19, 2004



Chief Accountants Office
US Securities & Exchange Commission
450 Fifth Street, NW
Washington, DC 20549


Gentlemen:


We have read Item 4(a) of Form 8-K dated 17 November 2003 of ElectraCapital, Inc., SEC File No. 000-28113, and are in agreement with the statements contained therein as they pertain to this firm. We have no basis to agree or disagree with other statements of the registrant contained therein.

Sincerely,

/s/ Baum & Company, P.A.
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Baum & Company, P.A.